Exhibit 32.1
Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 Of The Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Hexion Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Craig A. Rogerson	/s/ George F. Knight
Craig A. Rogerson	George F. Knight
Chief Executive Officer	Chief Financial Officer

November 12, 2021	November 12, 2021
A signed original of this statement required by Section 906 has been provided to Hexion Inc. and will be retained by Hexion Inc. and furnished to the Securities and Exchange Commission or its staff upon request.